Exhibit 5-A







Otter Tail Power Company
215 South Cascade Street
Box 496
Fergus Falls, Minnesota  56538-0496

Ladies and Gentlemen:

         Reference is made to the proposed issuance and sale from time to time by Otter Tail Power Company, a Minnesota corporation (the "Company"), of not to exceed 1,000,000 of its Common Shares, $5 par value (the "New Common Shares"), pursuant to the Company's Automatic Dividend Reinvestment and Share Purchase Plan (the "Plan"), and the Company's Registration Statement on Form S-3 (the "Registration Statement") with respect to such proposed issuance and sale to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         We are familiar with the proceedings to date with respect to the proposed issuance and sale of the New Common Shares and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

         Based upon such examination, we are of the opinion that:

         (1) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

         (2) The Company is a public utility, as defined in the statutes of the States of Minnesota, North Dakota and South Dakota, is authorized to conduct its business in the States of Minnesota, North Dakota and South Dakota as a public utility and, as such public utility, is subject to the jurisdiction of the Minnesota Public Utilities Commission with respect to the issuance of its securities and to the jurisdiction of the North Dakota Public Service Commission with respect to the issuance of certain of its securities.

         (3) The New Common Shares have been duly authorized and will be legally issued, fully paid and non-assessable when:

         (a) the Registration Statement, as finally amended (including any necessary post-effective amendment), shall have become effective under the Securities Act;

         (b) the New Common Shares shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof upon payment of the consideration therefor;

         (c) the New Common Shares shall have been issued and sold in accordance with the resolutions of the Board of Directors, the terms of the Plan and the Order or Orders of the Minnesota
  Public Utilities Commission; and

         (d) the requirements of the securities laws of the various states in which the New Common Shares are to be offered shall have been satisfied.

         We hereby consent to the filing of this opinion as Exhibit 5-A to the Registration Statement and to the reference to our Firm under the caption "Validity of Common Shares" in the Prospectus comprising a part of the Registration Statement.


Dated:     August 30, 1996


                                  Very truly yours,

                                  /s/ Dorsey & Whitney LLP



GLT